Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	July 15, 2005 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, GA., July 15, 2005 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $2,247,000 for the second quarter of 2005, up 11.96 percent from second quarter 2004 net income of $2,007,000. Diluted earnings per share for the second quarter of 2005 was $0.31 per share compared to $0.28 per share for the same year ago period or an increase of 10.71 percent. Annualized return on assets for the quarter was 0.89 percent and return on equity excluding FASB 115 accounting effect was 13.77 percent, compared to 0.87 percent and 13.80 percent for the same year ago period, respectively. Net interest margin had a slight increase to 3.88 percent for second quarter 2005 compared to 3.82 percent for the same year ago period.

Net income for the six months ended June 30, 2005 was $4,421,000 or $0.62 per share as compared to $3,932,000 or $0.55 per share for the same period a year ago. Earnings per share reflect an increase of 12.73 percent from a year ago. Annualized return on assets for the six months ended June 30, 2005 was 0.88 percent and return on equity excluding FASB 115 accounting effect was 13.77 percent, compared to 0.87 percent and 13.71 percent for the six months ended June 30, 2004, respectively.

Colony reached a milestone during the second quarter as total assets surpassed one billion dollars. Total assets increased 8.66 percent to $1,018,095,000 on June 30, 2005 from $936,997,000 a year ago. Net loans increased 11.28 percent to $817,687,000 on June 30, 2005 from $734,799,000 a year ago. Total deposits increased 8.69 percent to $859,390,000 on June 30, 2005 from $790,682,000 a year ago. Shareholders’ equity on June 30, 2005 was $65,257,000 and equaled 6.41 percent of total assets.

The ratio of non-performing assets to loans and other real estate on June 30, 2005 was 1.48 percent as compared to 1.43 percent on June 30, 2004 and 1.27 percent on December 31, 2004. The second quarter 2005 provisions for loan losses were $1,025,000 compared to $865,000 for the same period in 2004, while year to date 2005 provisions for loan losses were $1,833,000 compared to $1,845,000 for the same period in 2004. Net charge-offs for the quarter were 0.13 percent of average loans, up from 0.04 percent for the second quarter of 2004 and net charge-offs for the six months ended June 30, 2005 were 0.22 percent, up from 0.10 percent for the same period a year ago. The loan loss reserve of $10,119,000 on June 30, 2005 was 1.22 percent of total loans, which provided coverage of 106.76 percent of non-performing loans and 82.44 percent of non-performing assets, compared to 133.77 percent and 90.77 percent on June 30, 2004, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.07 per share compared to $0.068 split-adjusted per share in the first quarter of 2005 and to the cash dividend of $0.062 split-adjusted per share in the second quarter of 2004. The second quarter dividend payment represents an increase of 12.90% over the dividend payment in second quarter 2004.

In June, the company was recognized as one of Georgia’s top-performing companies when The Atlanta Journal-Constitution announced its annual ranking of public companies based in Georgia. The twelfth annual list, based on 2004 data, ranked Colony Bankcorp, Inc. 34th on the list and was the sixth consecutive year that Colony has been recognized.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-eight offices located in the Central and South Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	06/30/05	06/30/04	06/30/05	06/30/04
Net Interest Income	$9,245	$8,295	$18,097	$16,203
Provision for Loan Losses	1,025	865	1,833	1,845
Non-interest Income	1,575	1,604	3,202	3,149
Non-interest Expense	6,368	5,981	12,677	11,509
Income Taxes	1,180	1,046	2,368	2,066
Net Income	2,247	2,007	4,421	3,932
Operating Income	2,247	2,007	4,421	3,932

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
PER SHARE SUMMARY (2)	06/30/05	06/30/04	06/30/05	06/30/04
Common Shares Outstanding	7,181,882	7,172,928	7,181,882	7,172,928
Weighted Average Diluted Shares	7,169,617	7,156,278	7,170,122	7,149,439
Net Income Per Weighted Average Diluted Shares	$0.31	$0.28	$0.62	$0.55
Operating Income Per Weighted Average Diluted Shares	$0.31	$0.28	$0.62	$0.55
Dividends Declared Per Share	$0.07	$0.062	$0.138	$0.122

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	06/30/05	06/30/04	06/30/05	06/30/04
Net Interest Margin (a)	3.88%	3.82%	3.83%	3.82%
Return on Average Assets
Based on Net Income	0.89%	0.87%	0.88%	0.87%
Return on Average Assets
Based on Operating Income	0.89%	0.87%	0.88%	0.87%
Return on Average Equity
Based on Net Income(b)	13.77%	13.80%	13.77%	13.71%
Return on Average Equity
Based on Operating Income(b)	13.77%	13.80%	13.77%	13.71%
Efficiency (c)	58.54%	60.02%	59.21%	59.05%

	QUARTER ENDED
ENDING BALANCES (2)	06/30/05	06/30/04
Total Assets	$1,018,095	$936,997
Loans Held for Sale	911	2,469
Loans, Net of Reserves	817,687	734,799
Allowance for Loan Losses	10,119	9,677
Intangible Assets	2,983	3,123
Deposits	859,390	790,682
Stockholders’ Equity	65,257	58,015
Book Value Per Share	$9.09	$8.09
Tangible Book Value Per Share	$8.67	$7.66
Shareholders’ Equity to Total Assets	6.41%	6.19%

(1)	Annualized.
(2)	All Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.
(a)	Computed using fully taxable-equivalent net income.
(b)	Excludes FASB 115 accounting effect
(c)	Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	06/30/05	06/30/04	06/30/05	06/30/04
Total Assets	$1,010,365	$925,320	$1,003,924	$903,191
Loans, Net of Reserves	800,971	712,616	787,526	686,512
Deposits	854,676	786,873	852,366	764,099
Stockholders’ Equity	64,299	58,124	63,386	57,571

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	06/30/05	06/30/04	06/30/05	06/30/04
Nonperforming Loans	$9,478	$7,234	$9,478	$7,234
Nonperforming Assets	12,275	10,661	12,275	10,661
Net Loan Chg-offs (Recoveries)	1,077	269	1,726	683
Reserve for Loan Loss to Gross Loans	1.22%	1.30%	1.22%	1.30%
Reserve for Loan Loss to Non-performing Loans	106.76%	133.77%	106.76%	133.77%
Reserve for Loan Loss to Non-performing Assets	82.44%	90.77%	82.44%	90.77%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.13%	0.04%	0.22%	0.10%
Nonperforming Loans to Gross Loans	1.14%	0.97%	1.14%	0.97%
Nonperforming Assets to Total Assets	1.21%	1.14%	1.21%	1.14%
Nonperforming Assets to Loans and Other Real Estate	1.48%	1.43%	1.48%	1.43%

Quarterly Comparative Data (in thousands, except per share data)

	2Q2005	1Q2005	4Q2004	3Q2004	2Q2004
Assets	$1,018,095	$995,826	$997,286	$971,278	$936,997
Loans	817,687	788,232	768,632	767,214	734,799
Deposits	859,390	845,753	850,325	824,509	790,682
Equity	65,257	62,784	61,763	60,528	58,015
Net Income	2,247	2,174	2,080	2,057	2,007
Net Income Per Share (2)	0.31	0.30	0.29	0.29	0.28
Dividends Declared Per Share (2)	0.07	0.068	0.066	0.064	0.062

Key Performance Ratios	2Q2005	1Q2005	4Q2004	3Q2004	2Q2004
Return on Assets	0.89%	0.87%	0.84%	0.86%	0.87%
Return on Equity*	13.77%	13.76%	13.47%	13.71%	13.80%
Equity/Assets	6.41%	6.30%	6.19%	6.23%	6.19%
Net Interest Margin	3.88%	3.77%	3.77%	3.82%	3.82%

*	Excludes FASB 115 Accounting Effect
(2)	All per share data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	June 30, 2005	June 30, 2004
	(unaudited)	(unaudited)
ASSETS

Cash and Cash Equivalents
Cash and Due from Banks	$18,973	$18,537
Federal Funds Sold	17,813	18,306

	36,786	36,843

Interest-Bearing Deposits	2,744	4,846
Investment Securities
Available for Sale, at Fair Value	109,111	110,545
Held for Maturity, at Cost (Fair Value of $86 and $87 Respectively)	86	87

	109,197	110,632

Federal Home Loan Bank Stock, at Cost	5,012	3,330
Loans Held for Sale	911	2,469
Loans	827,839	744,513
Allowance for Loan Losses	(10,119)	(9,677)
Unearned Interest and Fees	(33)	(37)

	817,687	734,799

Premises and Equipment	23,718	21,655
Other Real Estate	2,797	3,427
Goodwill	2,412	2,412
Intangible Assets	571	711
Other Assets	16,260	15,873

Total Assets	$1,018,095	$936,997

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$65,856	$60,668
Interest-Bearing	793,534	730,014

	859,390	790,682

Borrowed Money
Subordinated Debentures	19,074	19,074
Federal Funds Purchased	0	610
Other Borrowed Money	69,337	64,565

	88,411	84,249

Other Liabilities	5,037	4,051

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 7,181,882 and 5,738,343 Shares as of June 30, 2005 and June 30, 2004, Respectively	7,182	5,738
Paid in Capital	24,011	23,713
Retained Earnings	35,101	29,915
Restricted Stock- Unearned Compensation	(423)	(288)
Accumulated Other Comprehensive Income, Net of Taxes	(614)	(1,063)

	65,257	58,015

Total Liabilities and Stockholders’ Equity	$1,018,095	$936,997

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Six Months Ended
	06/30/05	06/30/04	06/30/05	06/30/04
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest Income
Loans, including fees	$14,140	$11,537	$27,114	$22,507
Federal Funds Sold	193	54	428	138
Deposits with Other Banks	17	20	34	46
Investment Securities
U.S. Treasury & Federal Agencies	770	805	1,638	1,649
State, County and Municipal	64	80	118	166
Corporate Obligations	36	84	66	168
Dividends on Other Investments	47	26	81	60

	15,267	12,606	29,479	24,734

Interest Expense
Deposits	5,063	3,537	9,547	6,969
Federal Funds Purchased	7	3	7	3
Borrowed Money	582	599	1,178	1,218
Subordinated Debentures	370	172	650	341

	6,022	4,311	11,382	8,531

Net Interest Income	9,245	8,295	18,097	16,203
Provision for Loan Losses	1,025	865	1,833	1,845

Net Interest Income After Provisions for Loan Losses	8,220	7,430	16,264	14,358

Noninterest Income
Service Charges on Deposits	1,050	1.077	1,980	2,070
Mortgage Banking Income	202	258	334	542
Security Gains (Losses), net	0	0	0	0
Other Income	323	269	888	537

	1,575	1,604	3,202	3,149

Noninterest Expense
Salaries and Employee Benefits	3,552	3,225	6,874	6,244
Occupancy and Equipment	925	869	1,825	1,666
Other Operating Expenses	1,891	1,887	3,978	3,599

	6,368	5,981	12,677	11,509

Income Before Income Taxes	3,427	3,053	6,789	5,998
Income Taxes	1,180	1,046	2,368	2,066

Net Income	$2,247	$2,007	$4,421	$3,932

Net Income Per Share of Common Stock
Basic	$0.31	$0.28	$0.62	$0.55

Diluted	$0.31	$0.28	$0.62	$0.55

Weighted Average Basic Shares Outstanding	7,143,741	7,134,804	7,143,741	7,127,231

Weighted Average Diluted Shares Outstanding	7,169,617	7,156,278	7,170,122	7,149,439

Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.